UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2014

CyberOptics Corporation

(Exact name of registrant as specified in its charter)

Minnesota	(0-16577)	41-1472057
(State or other jurisdiction of	Commission File No.	(I.R.S. Employer
incorporation or organization)		Identification No.)

5900 Golden Hills Drive
Minneapolis, Minnesota	55416
(Address of principal executive offices)	(Zip Code)

(763) 542-5000

(Registrant’s telephone number, including area code)

____________________________________________________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets

On Friday, March 14, 2014, and in accordance with an Asset Purchase Agreement dated as of January 14, 2014 (the “Agreement”), LDI Acquisition Corp (“New LDI”), a wholly owned subsidiary of CyberOptics Corporation (the “Company”), acquired substantially all of the assets of Laser Design, Inc., and its subsidiaries (“LDI”), a 3D metrology company headquartered in Minneapolis, Minnesota, for aggregate consideration of $2,650,000 cash, plus the assumption of certain current liabilities. The assets acquired consisted primarily of accounts receivable, inventory, equipment, intangibles and contract rights. New LDI, which has hired most of the employees of LDI, will continue the business of LDI as a wholly owned subsidiary of the Company.

A copy of the press release announcing the acquisition is attached as Exhibit 99.1.

Financial statements are not included because none of the conditions set forth in Regulation S-X Rule 8-04(b) exceeds 20%.

Item 9.01. Financial Statements and Exhibits

99.1 Press Release dated March 17, 2014

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYBEROPTICS CORPORATION

By	/s/ JEFFREY A. BERTELSEN
Jeffrey A. Bertelsen, Chief Financial Officer

Dated:  March 17, 2014